OPTION AGREEMENT

     OPTION AGREEMENT dated as of the 8th day of February 1999 by and among T2 DEVELOPER, INC., a Delaware corporation (the "Class A Limited Partner"); TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation ("T2"); GATHERING OF DEVELOPERS, INC., a Texas corporation ("Gathering"); and each limited partner of Gathering of Developers I, Ltd., a Texas limited partnership (the "Partnership") set forth on Schedule A (individually, a "Class B Limited Partner" and collectively, the "Class B Limited Partners").

                                   WITNESSETH:

     WHEREAS, Gathering is the sole general partner of the Partnership (hereinafter referred to as the "General Partner"); and

     WHEREAS, the Class B Limited Partners are the owners of all of the issued and outstanding limited partnership interests of the Partnership, other than those interests held by T2, the Class A Limited Partner or any affiliate of either or any heirs, transferees or heirs thereof (the "Class B Limited Interests"); and

     WHEREAS, the Class B Limited Partners, Gathering and the Class A Limited Partners have amended and restated the Agreement of Limited Partnership of the Partnership (the "Amended and Restated Partnership Agreement"); and

     WHEREAS, the General Partner and the Class B Limited Partners desire to grant to the Class A Limited Partner the option to purchase the General Partner's and each Class B Limited Partner's respective interests in the Partnership (collectively, the "Partnership Interests"); and

     WHEREAS, the Class A Limited Partner desires to grant to the Class B Limited Partners and the General Partner the option to purchase the Class A Limited Partner's interest in the Partnership in the event the Class A Limited Partner does not exercise its option to acquire the Partnership Interests;

     NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby recognized, the parties hereto hereby agree as follows:

     1. Purchase Option.

     1.1. The General Partner and each Class B Limited Partner agrees that during the period commencing October 31, 2000 and expiring April 30, 2001 (the "First Option Period"), the Class A Limited Partner shall have the right and option to purchase all, but not less than all, of the Partnership Interests held by the General Partner and each of the Class B Limited Partners (the "Purchase Option") at an exercise price equal to the greater of (i) $16 million or

(ii) 80% of the product obtained by multiplying 12.5 by the Partnership's EBIT (as defined below) for the twelve months ending July 31, 2000.

     1.2. In the event that the Class A Limited Partner has not exercised the Purchase Option during the First Option period, then during the period commencing October 31, 2001 and expiring April 30, 2002 (the "Second Option Period"; and together with the First Option Period, the "Option Period"), the Class A Limited Partner shall have the right and option to exercise the Purchase Option at an exercise price equal to the greater of (i) $21 million or (ii) 80% of the product obtained by multiplying 17.5 by the Partnership's EBIT (as defined below) for the twelve months ending July 31, 2001.

     1.3. In the event that the Class A Limited Partner has not exercised either Purchase Option during the Option Period, then during the period commencing October 31, 2002 and expiring April 30, 2003, the General Partner and the Class B Limited Partners shall have the right and option but not the obligation (the "B Option") to purchase all, but not less than all, of the interests in the Partnership held by the Class A Limited Partner, T2 or any affiliate of either or any transferee, successor or heir thereof, or any equity holdings into which such interest have been converted or other holdings for which they have been exchanged (collectively, the "Class A Interest") from the Class A Limited Partner at an exercise price equal to the greater of (i) any unrecouped Advances (as defined in the Letter of Amendment to the Distribution Agreement between the Partnership, T2 (or an affiliate thereof) and other parties thereto, dated February 8, 1999) together with interest thereon at 12% per annum, which interest shall accrue from the date of the Advance plus the product obtained by multiplying 3 by the capital contribution of the Class A Limited Partner made to the Partnership, on or prior to October 31, 2002 or (ii) 20% of the product obtained by multiplying 17.5 by the Partnership's EBIT (as defined below) for the twelve months ending July 31, 2002. The General Partner and the Class B Limited Partners shall agree among themselves as to what portion of the Class A Interest, if any, will be purchased by the General Partner and each Class B Limited Partner.

     1.4. For purposes hereof, the term "EBIT" shall mean earnings of the Partnership before interest and income (federal and state) taxes computed in accordance with generally accepted accounting principles ("GAAP"), derived from the audited financial statements prepared by the Partnership's then independent certified public accountants.

     1.5. The General Partner and each Class B Limited Partner hereby agrees that during the Option Period, he or it will not sell, transfer, encumber, hypothecate, pledge or otherwise dispose of ("Transfer") any Partnership Interests to any entity or party other than a party to this Agreement. The General Partner and each Class B Limited Partner agrees that transferees and newly admitted limited partners shall agree to be bound by the terms of this Agreement as a condition to admission to the Partnership. The Class A Limited Partner hereby agrees that it will not Transfer any of the Class A Interest prior to the earlier to occur of (i) its consummation of the Purchase Option or
(ii) May 1, 2003, except to a party to this Agreement.

     1.6. The Class A Limited Partner may exercise the Purchase Option at any time during the Option Period by delivering to the General Partner (as agent for the Class B Limited

Partners) written notice of the Class A Limited Partner's intent to exercise the Purchase Option, the applicable exercise price and a written calculation of the exercise price. Upon receipt of such notice by the General Partner, the Class B Limited Partners and the General Partner will have ten days to review the information provided by the Class A Limited Partner in its notice. If neither the General Partner nor any Class B Limited Partner notifies the Class A Limited Partner in writing prior to 5:00 p.m. New York time on the tenth day after the General Partner's receipt of the Class A Limited Partner's notice, that it objects to the calculation of the exercise price, then the General Partner and each Class B Limited Partner shall be deemed to have agreed to such calculation, whereupon, subsequent to payment to the Class B Limited Partners of the exercise price, all right, title and interest to the Partnership Interests subject to the Purchase Option shall vest in possession of the Class A Limited Partner without any further act or deed.

     1.7. In the event of a dispute as to the exercise price, then the parties shall promptly submit the calculation to the independent auditors identified in paragraph 1.4 for their calculation, which shall be binding upon the parties. Payment of the exercise price shall be made within 30 days of such final calculation made by such auditors.

     1.8. Upon exercise of the Purchase Option, the General Partner and each of the Class B Limited Partners shall severally, but not jointly, with respect to themselves, represent and warrant that good title to the Partnership Interests is being transferred free and clear of all Liens (as defined below) and the Class B Limited Partners shall reaffirm their respective Development and Publishing Agreements then in place with the Partnership (collectively, the "Development and Publishing Agreements") with the limited liability company or other corporate entity to which the Partnership is converted (the "LLC"). The General Partner and each Class B Limited Partner shall deliver any documents reasonably necessary to effect such transfer of interests, and the reaffirmation of the Development and Publishing Agreements with the LLC. The Class A Limited Partner, General Partner and each Class B Limited Partner shall be responsible for the payment of taxes applicable to him or it, if any, with respect to the transfer of Partnership Interests.

     1.9. The General Partner and the Class B Limited Partners may exercise the B Option during the period set forth in Section 1.3 above by delivering the applicable exercise price together with a written calculation of the exercise price and of its intention to exercise its option to the Class A Limited Partner. The Class A Limited Partner may object to such calculation, and any dispute regarding the calculation shall be resolved, in the same manner as is provided above with respect to exercise of the Purchase Options. Upon exercise of the B Option, the Class A Limited Partner shall represent in writing to the General Partner and each Class B Limited Partner exercising the B Option that good title to the Class A Interest is being transferred free and clear of all Liens. The Class A Limited Partner, Class B Limited Partner and the General Partner shall each be responsible for the payment of such party's taxes applicable to it, if any, with respect to the transfer of the Class A Interest. If the Class A Limited Partner does not object to the calculation of the exercise price, or upon resolution of any dispute in accordance with this
Section 1.9, all right and title to the Class A Interest shall vest in possession of the General Partner without any further act or deed.



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

     1.10. The closing of the transactions contemplated in this Section 1 shall take place as soon as practicable after receipt of the notice specified in Sections 1.6, or 1.9, or final resolution of any dispute regarding the exercise price, at the offices of Tenzer Greenblatt LLP, at 405 Lexington Avenue, New York, New York, 10174, or at such other place as the parties may agree. Payments made pursuant to this Section 1 shall be made in cash, payable by wire transfer of immediately available funds.

     1.11. Upon the exercise of either of the Purchase Options or the B Option, neither T2 or any affiliate thereof will have any right to recoup any of the Recoupment or other advance due under the Amended Distribution Agreements (as defined in the Amended and Restated Partnership Agreement) and such Recoupment shall automatically and immediately be deemed paid in full.

     2. Shares. In consideration of the grant of the Purchase Option, T2 shall issue to the General Partner and the Class B Limited Partners, pro rata, on the date first set forth above an aggregate of 125,000 shares of T2 common stock (the "Common Stock"), $.01 par value per share.

     3. Representations and Warranties. The General Partner and each Class B Limited Partner hereby severally represents and warrants, with respect to itself or himself, to the Class A Limited Partner and T2 as follows:

     3.1. Standing and Capacity.

     Such party has the right, power, legal capacity and authority to enter into this Agreement, the Amended and Restated Partnership Agreement and each of the other agreements to be executed and delivered by it or him pursuant hereto and to carry out his or its respective obligations hereunder and thereunder. This Agreement constitutes, and each agreement to be executed and delivered by such party pursuant hereto are the valid and binding obligation of such party enforceable against such party, to the extent it is a party thereto in accordance with their respective terms.

     3.2. Authority.

     The execution and delivery by such party of this Agreement, the Amended and Restated Partnership Agreement and of all of the agreements to be executed and delivered by it or him pursuant hereto, the performance by it or him of its or his obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such party.

     3.3. Ownership of the Partnership Interests.

     Such party is the record and beneficial owner of the Partnership Interests issued in such party's name with good and marketable title to such Partnership Interests, free and clear of any liens, charges, rights, pledges, claims and encumbrances of any nature whatsoever ("Liens"), other than the Purchase Option, the B Option granted hereby and as disclosed in Section 8.2 of the Securities Purchase Agreement (as defined in the Amended and Restated Partnership Agreement). All such Partnership Interests have been duly authorized and validly issued and, subject to applicable law, are fully paid and nonassessable. Other than the Purchase Options and the B Option granted hereby, there are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which such party is a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, outstanding, or authorized and unissued Partnership Interests.

     3.4. Noncontravention.

     Neither the execution and delivery by such party of this Agreement, the Amended and Restated Partnership Agreement or of any other agreement to be executed and delivered pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by any such party of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to such party under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which such party is a party or by which it may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (B) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to the Partnership or such party except where such violation would not have a material adverse effect on the Partnership, the General Partner or such party or (C) result in the creation or imposition of any Liens upon any of the Partnership Interests held by such party or the Partnership's Assets.

     3.5. Information as to the General Partner and Class B Limited Partners.

     None of the representations or warranties made in this Agreement or in any agreement executed and delivered by or on behalf of such party pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

     4. Representations and Warranties. Each of T2 and the Class A Limited Partner represents and warrants to the General Partner and the Class B Limited Partners as follows:

     4.1. Standing and Capacity.

     Such party has the right, power, legal capacity and authority to enter into this Agreement, the Amended and Restated Partnership Agreement and each of the other agreements to be executed and delivered by it pursuant hereto and to carry out its respective obligations hereunder and thereunder. This Agreement constitutes, and each agreement to be executed and delivered by such party pursuant hereto are the valid and binding obligation of such party enforceable against such party, to the extent it is a party thereto in accordance with their respective terms.

     4.2. Authority.

     The execution and delivery by such party of this Agreement, the Amended and Restated Partnership Agreement and of all of the agreements to be executed and delivered by it pursuant hereto, the performance by it of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such party.

     4.3. Noncontravention.

     Neither the execution and delivery by T2 or the Class A Limited Partner of this Agreement, the Amended and Restated Partnership Agreement or of any other agreement to be executed and delivered pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by any such party of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to such party under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which such party is a party or by which it may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (B) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to the Partnership or such party except where such violation would not have a material adverse effect on the Partnership, the General Partner or such party.

     5. Miscellaneous Provisions.

     5.1. Execution in Counterparts.

     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.



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

     5.2. Notices.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally by overnight courier or mailed by express, registered or certified mail, (postage prepaid, return receipt requested), or by facsimile transmittal, confirmed by express, certified or registered mail, as follows:

         If to T2 or the
         Class A Limited Partner to:         Take-Two Interactive Software, Inc.
                                             575 Broadway
                                             New York, New York
                                             Attn:  Ryan Brant

         Copy to:                            Tenzer Greenblatt LLP
                                             405 Lexington Avenue
                                             New York, NY  10174
                                             Attn: Barry S. Rutcofsky, Esq.

         If to the Partnership,
         the General Partner or
         the Class B Limited Partners:       Gathering of Developers I, Inc.
                                             2700 Fairmount Street
                                             Dallas, Texas 75201
                                             Attn: General Partner

         Copy to:                            Thompson & Knight
                                             1700 Pacific Avenue, Ste. 3300
                                             Dallas, Texas 75201
                                             Attn: J. Holt Foster, III, Esq.

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

     5.3. Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its choice of law principles with a forum and venue of New York County, New York.

     5.4. Amendment.

     This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     5.5. Entire Agreement.

     This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     5.6. Assignment.

     Neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto.

     5.7. Binding Effect; Benefits.

     This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     5.8. Waiver, etc.

     The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     5.9. Severability.

     Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


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

     5.10. Announcements.

     Each of the parties shall hereto consult with each other prior to the issuance of any press release or otherwise divulging the existence of this Agreement, its contents, or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such statement prior to such consultation, except as may be required by applicable law or the applicable rules or regulations of NASDAQ or any other stock exchange.

     5.11. Announcements.

     Capitalized terms used herein shall have the meanings as assigned to such terms herein and shall not necessarily have the definitions as assigned to such terms in the Partnership Agreement.

                           [Signature page to follow.]

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                             T2 DEVELOPER, INC.


                                             By:    /s/ Ryan Brant
                                                 -------------------------------
                                                 Ryan Brant,
                                                 Chief Executieve Officer


                                             TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                             By:    /s/ Ryan Brant
                                                 -------------------------------
                                                 Ryan Brant,
                                                 Chief Executive Officer


                                             GATHERING OF DEVELOPERS I, LTD.

                                             By:  Gathering of Developers, Inc.
                                                      (a Texas corporation)
                                                      its General Partner



                                             By:    /s/ Michael S. Wilson
                                                 -------------------------------
                                                 Michael S. Wilson,
                                                 Chief Executive Officer


                                             GATHERING OF DEVELOPERS, INC.


                                             By:    /s/ Michael S. Wilson
                                                 -------------------------------
                                                 Michael S. Wilson,
                                                 Chief Executive Officer


                                             LIMITED PARTNERS:


                                                /s/ Michael S. Wilson
                                             -----------------------------------
                                             Michael S. Wilson

                                              /s/ Harry A. Miller, IV
                                           -------------------------------------
                                           Harry A. Miller, IV


                                              /s/ Binu Philip
                                           -------------------------------------
                                           Binu Philip


                                              /s/ Allan Blum
                                           -------------------------------------
                                           Allan Blum


                                              /s/ J. Holt Foster, III
                                           -------------------------------------
                                           J. Holt Foster, III


                                              /s/ Jim E. Bloom
                                           -------------------------------------
                                           Jim E. Bloom


                                              /s/ Eric Stults
                                           -------------------------------------
                                           Eric Stults


                                              /s/ Doug Myres
                                           -------------------------------------
                                           Doug Myres


                                           APOGEE SOFTWARE, LTD./3D REALMS, INC.

                                           By:   /s/ Scott Miller
                                              ----------------------------------
                                              Scott Miller,
                                              Partner


                                           POPTOP SOFTWARE, INC.


                                           By:   /s/ Phil Steinmeyer
                                              ----------------------------------
                                              Phil Steinmeyer,
                                              President

                                             STRATEGIC MARKETING PARTNERS, INC.


                                             By:   /s/ W.C. Mitschrich
                                                --------------------------------
                                                W.C. Mitschrich,
                                                President



                                             RITUAL ENTERTAINMENT, INC.


                                             By:   /s/ Mark Dochtermann
                                                --------------------------------
                                                Mark Dochtermann,
                                                President


                                             TERMINAL REALITY, INC.


                                             By:   /s/ Brett Combs
                                                --------------------------------
                                                Brett Combs,
                                                Vice President


                                             EPIC MEGAGAMES, INC.


                                             By:   /s/ Nigel Kent
                                                --------------------------------
                                                Nigel Kent,
                                                President


                                             EDGE OF REALITY, INC.


                                             By:   /s/ Robert B. Cohen
                                                --------------------------------
                                                Robert B. Cohen,
                                                Chief Executive Officer